EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne H. Lloyd Vice President, Chief Financial Officer and Chief Accounting Officer (919) 783-4660 www.martinmarietta.com

MARTIN MARIETTA MATERIALS, INC.
INCREASES SECOND-QUARTER EARNINGS RANGE

TO BROADCAST SECOND-QUARTER CONFERENCE CALL
LIVE ON THE INTERNET

RALEIGH, North Carolina (July 20, 2005) – Martin Marietta Materials, Inc. (NYSE:MLM), today announced that it expects second quarter earnings to be in a range from $1.27 to $1.30 per diluted share versus earnings of $0.92 per diluted share in the prior-year period. The expected results are higher than the previously announced second quarter earnings range of $0.95 to $1.10 per diluted share. The earnings increase is primarily attributable to strong volume growth, pricing improvement and good cost control in the Corporation’s aggregates business.

The Corporation will provide an online Web simulcast of its second quarter 2005 earnings conference call on Monday, August 1, 2005. The Company will release results for the quarter and six-months ended June 30, 2005, that morning before the market opens.

The live broadcast of Martin Marietta Materials’ conference call will begin at 2 p.m. Eastern Time on August 1, 2005. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for one year.

For those investors without online web access, the conference call may also be accessed by calling 913-981-5532, confirmation number 2438580.

Martin Marietta is the nation’s second largest producer of construction aggregates, a leading producer of magnesia-based chemical products and is developing structural composites products for use in a wide variety of industries.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results. Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to review of the financial results by management and the Audit Committee of the Board of Directors; and other risk factors listed from time to time found in the Corporation’s filings with the Securities and Exchange Commission. The Corporation assumes no obligation to update any such forward-looking statements.

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